Exhibit 32
The following statement is being made to the Securities and Exchange Commission solely for the purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.
Securities and Exchange Commission
100 F Street NE
Washington, D.C. 20549

Re:	Perrigo Company plc

Ladies and Gentlemen:
In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), each of the undersigned hereby certifies that:
(i)this Quarterly Report on Form 10-Q for the period ended March 29, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(ii)the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Perrigo Company plc.

Date:	May 7, 2025	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Chief Executive Officer and President

Date:	May 7, 2025	/s/ Eduardo Bezerra
Eduardo Bezerra
Chief Financial Officer